Exhibit 25.1

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)            |    |

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

DJO Finance LLC

(Exact name of obligor as specified in its charter)

Delaware	20-5653965
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

DJO Finance Corporation

(Exact name of obligor as specified in its charter)

Delaware	20-5653825
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1430 Decision Street Vista, California	92081
(Address of principal executive offices)	(Zip code)

Table of Additional Registrants/Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code of Registrant Guarantor’s Principal Executive Offices
DJO, LLC	Delaware	52-2165554	1430 Decision Street Vista, California 92081

DJO Consumer, LLC	Delaware	46-4345673	1430 Decision Street Vista, California 92081

Elastic Therapy, LLC	North Carolina	56-1645508	1430 Decision Street Vista, California 92081

Empi, Inc.	Minnesota	41-1310335	1430 Decision Street Vista, California 92081

Encore Medical, L.P.	Delaware	74-2863979	1430 Decision Street Vista, California 92081

Encore Medical GP, LLC	Nevada	74-3020852	1430 Decision Street Vista, California 92081

Encore Medical Partners, LLC	Nevada	20-0295933	1430 Decision Street Vista, California 92081

Rikco International, LLC	Wisconsin	30-0021597	1430 Decision Street Vista, California 92081

10.75% Third Lien Notes due 2020

and Guarantees of 10.75% Third Lien Notes due 2020

(Title of the indenture securities)

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1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of August, 2016.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2016, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,362,000
Interest-bearing balances	105,064,000
Securities:
Held-to-maturity securities	40,919,000
Available-for-sale securities	72,835,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	15,000
Securities purchased under agreements to resell	15,722,000
Loans and lease financing receivables:
Loans and leases held for sale	352,000
Loans and leases, net of unearned income	33,841,000
LESS: Allowance for loan and lease losses	144,000
Loans and leases, net of unearned income and allowance	33,697,000
Trading assets	4,295,000
Premises and fixed assets (including capitalized leases)	1,047,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	518,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,334,000
Other intangible assets	1,011,000

Other assets	14,640,000
Total assets	299,816,000

LIABILITIES
Deposits:
In domestic offices	125,839,000
Noninterest-bearing	84,982,000
Interest-bearing	40,857,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	124,022,000
Noninterest-bearing	8,334,000
Interest-bearing	115,688,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,182,000
Securities sold under agreements to repurchase	259,000
Trading liabilities	4,749,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	5,496,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	7,430,000
Total liabilities	276,742,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,367,000
Retained earnings	12,675,000
Accumulated other comprehensive income	-1,453,000
Other equity capital components	0
Total bank equity capital	22,724,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	23,074,000
Total liabilities and equity capital	299,816,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein	Directors
Joseph J. Echevarria